                                                                    EXHIBIT 99.1


                                                                           PROXY



                    KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                         5430 LBJ FREEWAY, SUITE 1740
                               DALLAS, TX 75240


                     SOLICITED BY THE BOARD OF DIRECTORS
                     FOR SPECIAL MEETING OF STOCKHOLDERS


                          FRIDAY, SEPTEMBER 27, 1996



      The undersigned, having received Notice of Special Meeting and Joint Proxy Statement/Prospectus dated August 23, 1996, hereby appoints Ralph P. End and Sandra K. Myers, or either of them, proxies, with full power of substitution, to vote, as specified, in this proxy, all the shares of common stock of KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Company"), held of record by the undersigned on the record date, August 23, 1996, at the Special Meeting of Stockholders to be held on September 27, 1996, and all adjournments thereof, as directed and, in their discretion, on all other matters which may properly come before the Special Meeting or any adjournments thereof. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Special Meeting and set forth in the Joint Proxy Statement/Prospectus.


       (Continued, and to marked, dated and signed, on the other side)
- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" the issuance of Keystone Common Stock pursuant to the Agreement and Plan of Reorganization dated June 26, 1996.


FOR        AGAINST      ABSTAIN


                                      Please mark, date and sign exactly as
                                      your name appears on this proxy card.
                                      When shares are held jointly, both
                                      holders should sign. When signing as
                                      attorney, executor, administrator,
                                      trustee or guardian, please give your
                                      full title. If the holder is a
                                      corporation or partnership, the full
                                      corporate or partnership name should be
                                      signed by a duly authorized officer.


                                      -----------------------------------
                                      Signature



                                      -----------------------------------
                                      Signature, if shares held jointly


                                      Date:                       1996
                                             --------------------

                                      THIS PROXY MAY BE REVOKED AS SET FORTH IN
                                      THE KEYSTONE CONSOLIDATED INDUSTRIES,
                                      INC. JOINT PROXY STATEMENT/PROSPECTUS
                                      THAT ACCOMPANIED THIS PROXY.




Dear Stockholder:

Enclosed you will find material relative to the Company's Special Meeting of Stockholders. The Notice of Special Meeting and Joint Proxy
Statement/Prospectus describe the formal business to be transacted at the meeting.

Whether or not you expect to attend the Special Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States.



                                        Keystone Consolidated Industries, Inc.